UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 8, 2011
Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH  44481
(Address of principal executive offices)

(330) 373-1221
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 8, 2011, First Place Financial Corp. (the “Company”) received a determination letter from the Nasdaq Listing Qualifications Staff advising that the Company has not regained compliance with the filing requirements for continued listing under Nasdaq Listing Rule 5250(c)(1).  As previously disclosed, the Nasdaq Listing Qualifications Panel had granted the Company’s request to remain listed on The Nasdaq Stock Market subject to the condition that, on or before November 10, 2011, the Company would file with the Securities and Exchange Commission (the “SEC”) all of its filings that are delinquent as of that date, including the Company’s Quarterly Reports on Form 10-Q for the quarters ended September 30, 2010, December 31, 2010, and March 31, 2011, and the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011.

While the Company has been working diligently to regain compliance, it is unable to meet the November 10 deadline due to the pending restatement of its consolidated financial statements for the quarterly and annual periods within the fiscal years ended June 30, 2010, 2009 and 2008.  The Company intends to bring its delinquent filings to a current status with the SEC and to complete the restatements as soon as practicable.

As a result of the above developments, the Company’s securities will be delisted from The Nasdaq Stock Market.  The Company’s common stock will be suspended from the Nasdaq Global Market effective at the open of business on November 10, 2011.

It is anticipated that the Company’s common stock will initially be quoted on the OTC Markets – OTC Pink (also known as the “Pink Sheets”) under the symbol “FPFC” subsequent to the effectiveness of the delisting of Company’s common stock on the Nasdaq Global Market.  As of such date, the Company’s real-time stock quotes may be found at: www.otcmarkets.com.

Once the Company completes the restatements and brings its delinquent filings to a current status with the SEC, the Company will immediately seek to have its common stock quoted on the OTC Bulletin Board and will apply for listing on the The Nasdaq Stock Market, but there can be no assurance that the Company will be successful in such efforts.

On November 8, 2011, the Company issued a press release announcing the suspension of its common stock from trading on The Nasdaq Global Market and the transfer of its listing to the Pink Sheets, the text of which is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

As previously disclosed, the pending restatement is based in part on the results of an annual periodic examination by the Office of Thrift Supervision (the “OTS”), of First Place Bank, the Company’s wholly-owned subsidiary (the “Bank”), in which the OTS concluded that it was their opinion that the Bank’s allowance for loan losses (the “allowance”) was understated as of June 30, 2010.  Although the final amount of the adjustment to the allowance has not yet been determined, management believes that the reduction to the Company’s June 30, 2010 shareholders’ equity, as presented in the 2010 Annual Report on Form 10-K, will exceed $110 million, up from the amount of at least $60 million previously disclosed in the Company’s Current Report on Form 8-K dated September 21, 2011.  The increase is attributable to additional charge-offs recognized and the impact on both the historical loss and qualitative factors within the Company’s allowance methodology resulting from the restated loan loss experience.  Increases to the allowance will have a material adverse impact on the Company’s shareholders’ equity, the Bank’s regulatory capital levels and the ability of the Bank to achieve the capital levels set forth in the Bank’s Cease and Desist Order dated July 13, 2011.  The Company is currently reviewing all strategic alternatives it considers to be viable and available to it to comply with the capital requirements set forth in the Bank’s Cease and Desist Order.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press release of First Place Financial Corp. dated November 8, 2011.

Forward-Looking Statements

When used in this Form 8-K, in future filings with the SEC, in press releases or other public or shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “ are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “believe,” “should,” “may,” “will,” “plan,” or variations of such terms or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results to be materially different from those indicated.  Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the market areas we conduct business, which could materially impact credit quality trends; changes in laws, regulations or policies of regulatory agencies; fluctuations in interest rates; demand for loans in the market areas we conduct business; and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected.  We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  We undertake no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: November 8, 2011	By:	/s/ David W. Gifford
David W. Gifford
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release of First Place Financial Corp. dated November 8, 2011.